Proof of November 14, 1994                                 EXHIBIT NO. 1-4





                                 NUI CORPORATION



                    INVITATION FOR BIDS FOR THE PURCHASE OF

                         COMMON STOCK OF NUI CORPORATION


             NUI Corporation (the "Company") hereby invites bids, subject to the terms and conditions hereof, for the purchase from it of ______ shares of Common Stock, no par value ("Common Stock"), of the Company (the "Securities"). A brief description of the Securities is contained in the Registration Statement and the Prospectus referred to hereinafter.

        1.   Information Concerning the Company
             and the Securities

             Prospective bidders may examine, at the offices of counsel for the Purchasers (as defined below), Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004, copies of the following documents:

             (a) The registration statement (No. 33-____) of the Company and any amendments thereto (including the documents incorporated therein by reference, at the time of such examination and exhibits) under the Securities Act of 1933 with respect to the Securities (the "Registration Statement"), the related prospectus (including applicable supplements thereto) (the "Prospectus") and any orders of the Securities and Exchange Commission (the "SEC") related thereto;

             (b) The form of bid to be used by bidders in offering to purchase the Securities (the "Bid"), which includes the terms of the purchase of the Securities (the "Terms of Purchase");

             (c) Forms of opinions to be furnished to the successful bidder or bidders by Mary Patricia Keefe, Esq., Group Vice President and General Counsel of Elizabethtown Gas Company, a Division of the Company, by Kaye, Scholer, Fierman, Hays & Handler, special counsel to the Company, by Winthrop, Stimson, Putnam & Roberts, who have been selected by the Company to act as counsel for the purchasers of the Securities (the "Purchasers"), and by local counsel, selected by the Company, in Florida, Maryland, New York, North Carolina and Pennsylvania;

             (d) The preliminary memorandum of Winthrop, Stimson, Putnam & Roberts, with respect to the qualification of the Securities for sale under the state securities and blue sky laws of various jurisdictions of the United States of America (the "Blue Sky Memorandum"); and

             (e)  To the extent required and available, the orders of the
   Florida Public Service Commission, the Public Service Commission of the
   State of Maryland, the Board of Public Utilities of the State of New
   Jersey, the Public Service Commission of the State of New York, the
   Utilities Commission of the State of North Carolina and the Public Utility


   Commission of the Commonwealth of Pennsylvania with respect to the participation of the Company in the contemplated transactions.

             Copies of said documents will be supplied in reasonable quantities on request to prospective bidders. The Company reserves the right to amend or supplement the Registration Statement and the Prospectus and to make changes in the forms of the other documents relating to the issuance of the Securities. Any reference to said documents herein shall include any amendments or changes so made. The Company will give telephone notice (confirmed promptly in writing) of any such amendment or change made prior to the opening of bids, which amendment or change is considered by counsel for the Purchasers to be material, to each prospective single bidder and to the Representative (hereinafter defined) of each group of prospective bidders from whom counsel to the Purchasers, Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004, Attention: Michael F. Cusick, Esq. (Tel. (212) 858-1238), shall have received a written request to be informed of such amendments or changes. Copies of any such amendments and descriptions of any such changes will be made available for examination at said offices of counsel to the Purchasers.

        2.   Representative of Group of Bidders

             In the case of a bid by a group of bidders, the several bidders in the group shall act through a duly authorized representative or representatives (the "Representative"), who may be included in such group. The Company shall be entitled to assume in all matters contemplated hereby that any Representative, and in case such Representative consists of two or more persons, then any of such persons, is fully authorized to represent and act for each member of the group of bidders, including, without limitation, the right to rely on any statement made by such Representative or any person on behalf of the Representative as to the amount of the participation of the members of such group or as to changes made in any agreement among members of such group and the right to rely on the authority of the Representative or the person on behalf of the Representative to execute and submit the bid presented to the Company in the form in which it was signed.

        3.   Form and Content of Bids

             Each bid must be for the purchase of all of the Securities and may be made by a single bidder or by a group of bidders. In the case of a bid by a group of bidders, the members of the group shall act through the Representative. If the bid of a group is accepted, the obligations of the members of a group shall be several, and not joint, to purchase the respective number of shares of the Securities to be indicated on Schedule A to the Bid. No bidder may submit or participate directly or indirectly in more than one bid.

             All bids must be submitted on the Form of Bid furnished by the Company and must be signed by the bidder, or in the case of a bid by a group of bidders, by the Representative on behalf of the group. Each bid shall specify the purchase price per share to be paid to the Company for the Securities to be purchased, which price shall be in multiples of .125.







        4.   Presentation of Bids

             Each bid must be delivered to the Company enclosed and sealed in an envelope addressed as follows: "NUI Corporation, c/o Kaye, Scholer, Fierman, Hays & Handler, 19th floor, 425 Park Avenue, New York, New York 10022, Attention: Gary Apfel, Esq." Such bid must be so delivered at or prior to 11:00 A.M., New York City time, on ____________ ___, _____. Each such envelope, when delivered, must indicate the name, address and telephone number of the bidder, or, in the case of a group of bidders, of the Representative.

             The Company reserves the right in its discretion from time to time to postpone the time for presentation and opening of bids and will give prompt notice of any such postponement to any prospective bidder or to the Representative of any group of prospective bidders from whom a request in writing that such notice be given has been received by Winthrop, Stimson, Putnam & Roberts.

        5.   Delivery of Check with Bid

              Each bidder shall deliver with its bid a certified, cashier's or official bank check or checks in an aggregate amount equal to 1% of the aggregate purchase price specified in such bid to be paid to the Company for the Securities then being offered, payable in New York Clearing House funds and drawn to the order of the Company. If the bid of such bidder is accepted, the check or checks delivered with respect thereto are hereby authorized to be deposited in a bank account in the Company's name forthwith, will be held by the Company as security for the performance of the obligations of the bidder or of the respective members of the group of bidders, as the case may be, and such deposit will be held and disposed of in accordance with the Terms of Purchase. If such bid is not accepted, the check or checks delivered with such bid will be returned forthwith to the bidder or, in the case of a group of bidders, to the Representative.

        6.   Opening, Acceptance or Rejection of Bids

             All bids will be opened on behalf of the Company in the offices of Kaye, Scholer, Fierman, Hays & Handler, 19th floor, 425 Park Avenue, New York, N.Y. 10022 at the time designated as provided in Section 4 hereof. Each Representative of a group of bidders and each individual
   bidder are invited to be present at the opening of the bids.   Prior to
   5:00 P.M., New York City time, on such date, an authorized representative of the Company will accept (subject to the provisions of the next following paragraph) the bid which shall provide the highest purchase price to be paid to the Company for the Securities then being offered. Unless sooner rejected, each bid will remain irrevocable until such time. Any bid not so accepted by the Company by such time shall be deemed to have been rejected. Each bid will be accepted or rejected in its entirety.

             In case two or more bids provide for the identical highest purchase price to be paid to the Company for the Securities then being offered, the Company (unless the Company shall reject all bids) will forthwith give the makers of such bids an opportunity to improve their bids. If no improved bids shall be made by such bidders within the time specified by the Company or if upon such rebidding, two or more of the rebids provide the Company with the identical highest purchase price, the Company may (i) accept any one of such identical bids or (ii) accept all



   of such bids in their entirety or (iii) accept all of such bids on a pro rata basis so long as the aggregate number of shares of Securities sold by the Company pursuant to such accepted bids is equal to 100% or more of the aggregate number of shares of Securities that are the subject of any one of such bids, in each case, at the Company's discretion.

             Notwithstanding any other provisions of this Section 6, the Company reserves the right with respect to any transaction hereunder (a) to reject all bids or (b) to reject the bid of any bidder or of any group of bidders (i) if the Company reasonably believes that it may not lawfully sell the Securities then being offered to such bidder or to any member of such group of bidders or (ii) if the Company is not satisfied with the financial responsibility of such bidder or of any member of such group, and, in any of such events in the case of a group of bidders, if within two hours after the time the Company has notified the Representative of the existence of any of the items set forth in item (b) of this paragraph with respect to any member or members of such group of bidders, the member or members of such group causing such disqualification, illegality or dissatisfaction have not withdrawn from the group and the remaining members, including substituted members if any are permitted by the Company, have not agreed to purchase such Securities which such withdrawing member or members had proposed to purchase. The bid of any bidder or group of bidders rejected by the Company by reason of clause (b) of this paragraph shall be disregarded for the purpose of determining the bid specifying the highest purchase price to be paid to the Company for such Securities.

             Notwithstanding any other provisions of this Invitation for Bids, the Company reserves the right in its discretion to designate, not less than 24 hours prior to the time, or extended time, specified for the submission of bids, a number of shares of Common Stock less than that previously designated. Any bid not conforming to the notice of sale or not submitted on the Form of Bid without alteration, except for the required insertions, may be rejected. The Company specifically reserves the right to waive any irregularity in any or all bids.

        7.   Effectiveness of Agreement

             Forthwith upon the acceptance in writing of a bid: (a) the Terms of Purchase shall become effective without any separate execution thereof and such Terms of Purchase and the bid shall constitute the agreement (the "Agreement") between the Company and the successful bidder or bidders, subject, however, to such changes in the Terms of Purchase as may be appropriate if the successful bidder or bidders shall not contemplate a public offering or if the time for presentation or opening of bids shall be postponed; and (b) the Company shall, upon being requested, execute the form of acceptance on a duplicative copy or a reasonable number of duplicative copies of such proposal furnished by, and for delivery to, the successful bidder or bidders. Thereafter, all rights of the Company and of the successful bidder or bidders under an accepted bid shall be determined solely in accordance with the terms of the Agreement.

        8.   Legal Matters

             Winthrop, Stimson, Putnam & Roberts has been selected to act as counsel for the Purchasers to deliver to the successful bidder or bidders an opinion as to the validity of the Securities. The form of such opinion



   is attached to the Terms of Purchase as Exhibit C. The validity of the Securities will be passed on by Mary Patricia Keefe, Esq., Group Vice President and General Counsel of Elizabethtown Gas Company, a Division of the Company, and by Kaye, Scholer, Fierman, Hays & Handler, special counsel to the Company. Certain matters under Florida, Maryland, New York, North Carolina and Pennsylvania law will be passed on by local counsel. The forms of such opinions are attached to the Terms of Purchase as Exhibits A-1 through A-7 thereto.

             The fees and disbursements of counsel for the Purchasers are to be paid by the successful bidder or group of bidders. Any prospective bidder and the Representative of any group of prospective bidders may obtain advice from counsel for the Purchasers as to the amount of their fees and the estimated amount of their disbursements.

        9.   Delivery

             Delivery of the Securities will be made against payment of the purchase price therefor in New York Clearing House funds on the fifth business day after the acceptance of the bid for the Securities bring offered. Such delivery will be made in New York, New York, as more fully specified in, and subject to the terms and conditions of, the Agreement.

        10.  Reservation of Right to Waive Compliance Herewith

             The Company reserves the right to (a) waive any failure on the part of any bidder or group of bidders to comply with the terms or conditions hereof if such waiver will not unfairly prejudice any other bidder or group of bidders and (b) permit any bidder or group of bidders to correct any typographical, clerical or similar error.


                                 NUI CORPORATION


                            By:  _________________________
                                 Name:
                                 Title:

   Dated:





















                                 NUI CORPORATION


                                   FORM OF BID


                                 ________ SHARES


                                  COMMON STOCK



            Purchase Price Per Share: $_______ (in multiples of .125)





                                                         _________ ___, _____


   NUI CORPORATION
   c/o Kaye, Scholer, Fierman, Hays & Handler
   425 Park Avenue
   New York, New York  10022


   Ladies and Gentlemen:

        Referring to the Invitation for Bids (the "Invitation for Bids"), dated _______ __, ____, inviting bids for the purchase of _______ shares of Common Stock, no par value (the "Securities"), of NUI Corporation (the "Company"), the person, firm or corporation (or the persons, firms and/or corporations) named in the attached Schedule A (the "Bidders") submit the following Bid for the purchase of the Securities:

        1. The purchase price per share to be paid to the Company for the Securities shall be as set forth above; and the Bidders, severally, hereby offer to purchase the Securities from the Company at such price, upon the terms and conditions set forth in the Terms of Purchase annexed hereto (the "Terms of Purchase").

        2. If this Bid is accepted by the Company, the Terms of Purchase shall become effective without any separate execution thereof; the accepted Bid and the Terms of Purchase, together, shall constitute the agreement between the Company and the Bidders (the "Agreement"); and all rights of the Company and the Bidders shall be determined solely in accordance with the terms of the Agreement, subject, however, to such modifications therein as may be necessary and as are contemplated by the Invitation for Bids.

        3. The Bidders agree that their offer included in this Bid shall be irrevocable until 5:00 P.M., New York City time, on the date fixed for the presentation hereof, unless such Bid is sooner returned or rejected by the Company. It shall be the obligation of the successful bidder to furnish to the Company the denominations of and names in which the certificates representing the Securities shall be issued not less than 72 hours prior to the delivery of the Securities and to furnish to the Company, contemporaneously with the acceptance of the Bid, such details of the


   offering, including the price to the public, as are needed to complete the Registration Statement and the Prospectus.

        4. This Bid shall be deemed rejected by the Company if it shall not have been accepted by the Company by 5:00 P.M., New York City time, on the date fixed for the presentation hereof.

        5. This Bid shall be governed by the laws of the State of New York without giving effect to any conflict of law provisions thereof.

        6. The Invitation for Bids is not intended as a disclosure document. Bidders are required to obtain and carefully review the Registration Statement and the Prospectus (each as defined in the Terms of Purchase) relating to the offering of the Securities before submitting a Bid.

        7. Each of the Bidders acknowledges receipt of a copy of the Registration Statement and the Prospectus relating to the Securities referred to in the Invitation for Bids.

        8. Each of the Bidders acknowledges that the Company's determination of the highest purchase price to be paid to the Company for the proposed purchase of the Securities shall be final.

        9. There are enclosed herewith certified, cashier's or official bank check or checks in an aggregate amount equal to 1% of the aggregate purchase price specified in this Bid to be paid to the Company for the Securities now being offered, payable in New York Clearing House funds and drawn to the order of the Company, to be held and disposed of by the Company in accordance with the Invitation for Bids and the Terms of Purchase.





















        10. The undersigned hereby represents that it or they have been authorized by the Bidders to sign this Bid on their behalf and to act for them in the manner provided herein, in the Invitation for Bids and in the Terms of Purchase.

                                 Very truly yours,

                                 Representative


                                 By:  ________________________
                                      Name:
                                      Title:

                                 Address:





                                 By:  ________________________
                                      Name:
                                      Title:

   Accepted:                     Address:




   NUI Corporation




   By:  ________________________
        Name:
        Title:




   This Form of Bid must be signed and submitted with the attached Schedule A completed.


















                                   SCHEDULE A

   Purchasers
   Number of Shares


                                 NUI CORPORATION





                       TERMS OF PURCHASE FOR COMMON STOCK
                         (to be attached to Form of Bid)


             1. Purchasers and Representative. If there shall be two or more persons, firms or corporations named in Schedule A to the attached Form of Bid (the "Bid"), the term "Purchasers," as used herein, shall be deemed to mean the persons, firms or corporations so named (including the Representative hereinafter mentioned), and the term "Representative," as used herein, shall be deemed to mean the representative or representatives by whom or on whose behalf the Bid has been signed. All obligations of the Purchasers hereunder are several. If there shall be only one person, firm or corporation named in said Schedule A, the term "Purchasers" and the term "Representative," as used herein, shall mean such person, firm or corporation.

             2.   Background.

                  (a) NUI Corporation, a New Jersey corporation (the "Company"), proposes to issue and sell its Common Stock, no par value ("Common Stock"), in the aggregate number of shares and at the purchase price specified in the attached Bid (the "Securities").

                  (b) The Purchasers have designated the person or persons signing the Bid to execute the Bid on behalf of the respective Purchasers and to act for the respective Purchasers in the manner provided in this Terms of Purchase (collectively, with the Bid, the "Agreement").

                  (c) The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 (the "Act"), with the Securities and Exchange Commission (the "SEC"), a registration statement and prospectus relating to the Securities and such registration statement has become effective.

                  (d) Such registration statement, as it may have been amended, including the financial statements, the documents incorporated or deemed incorporated therein by reference, and exhibits, being herein called the "Registration Statement" and the prospectus as included or referred to in the Registration Statement (the "Basic Prospectus"), as it may be last amended or supplemented prior to the effectiveness of the Agreement, but excluding any amendment or supplement relating solely to securities other than the Securities (any such amendment or supplement being referred to as a "Prospectus Supplement"), and as supplemented to include certain information relating to the Purchasers, the number of shares to be offered, and the purchase price and terms of offering of the Securities (any such supplement being referred to as a "Pricing Supplement"), as filed with, or transmitted for filing to, the SEC pursuant to Rule 424 of the rules and regulations of the SEC promulgated under the Act, including all documents then incorporated or deemed to have been incorporated therein by reference, in the form in which from time to time it has most recently been filed with, or transmitted for filing to, the SEC being herein called the "Prospectus."

             3. Purchase, Sale and the Closing. On the terms and subject to the conditions, and in reliance on the representations, warranties and covenants herein, each Purchaser shall severally buy from the Company, and the Company shall sell to such Purchaser, the number of shares of the Securities set forth opposite the name of such Purchaser in Schedule A to the Bid. The purchase price per share for the Securities shall be the purchase price set forth in the Bid and shall be payable by certified, cashier's or official bank check in New York Clearing House funds drawn to the order of the Company. The closing of the purchase and sale of the Securities (the "Closing") will be held at the offices of Kaye, Scholer, Fierman, Hays & Handler, New York, New York at 10:00 A.M. New York City time on the fifth business day following the day on which the Agreement shall become effective, or such other place or other date or other time as may be agreed on by the Company and the Representative. The date of the Closing is hereinafter referred to as the "Closing Date."

             The Representative agrees to furnish to the Company the names and the denominations of the certificates representing the Securities for each Purchaser not less than 72 hours prior to the Closing. For the purpose of expediting the checking of the certificates representing the Securities, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the Closing.

             4. Public Offering. Contemporaneously with the acceptance of the Bid, the Representative shall advise the Company of such details of the offering, including the price to the public, as are needed to complete the Registration Statement or the Prospectus.

             5.   Security Check.   The funds represented by any check or
   checks delivered with the Bid by or on behalf of a Purchaser or group of Purchasers shall be held by the Company as security for the faithful performance by the Purchasers of their obligations hereunder until
   disposed of as hereinafter provided in this Section 5.   Upon the
   acceptance of the Bid of a Purchaser or group of Purchasers, the Company is hereby authorized to deposit such check or checks in a bank account in the Company's name forthwith. As part of the Closing, such funds so deposited shall be applied to the payment of the purchase price of the Securities, but only if simultaneously therewith the balance of the purchase price shall be paid by the Purchasers as provided in Section 3 hereof. In the event that the Agreement shall be terminated in accordance with the provisions of Section 12 hereof, the deposit made with respect to a check or checks from a Purchaser who is not in default hereunder shall forthwith be returned to such Purchaser without interest. In the event that a Purchaser fails or refuses, otherwise than for some reason sufficient to justify, in accordance with the terms hereof, the cancellation or termination of its obligation hereunder to purchase and pay for the Securities as provided in Section 3 hereof, the deposit made with respect to a check or checks from such Purchaser shall become the property of the Company, as minimum liquidated damages, free of any claim on the part of such Purchaser, without prejudice, however, to any other rights of the Company hereunder.

             6. Company's Representations. The Company makes the following representations to each of the Purchasers, all of which representations shall survive the issuance and delivery of the Securities:





             (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey and duly qualified to do business in the States of Florida, Maryland, New York and North Carolina and the Commonwealth of Pennsylvania; the Company has full power and authority to transact the business in which it is engaged, to own and operate the properties used by it in such business, to execute and deliver the Agreement, to issue and sell the Securities as herein contemplated and to perform its obligations thereunder; the conduct of the Company's business does not make the qualification or licensing of the Company as a foreign corporation necessary in any other state or jurisdiction where failure to so qualify would materially adversely affect the transactions contemplated by the Agreement, the Registration Statement or the Prospectus or have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole; and the Company has the franchises requisite to its business except for such franchises which the failure to have would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

             (b) The Company has duly authorized the execution, delivery and performance of the Agreement and the issuance and sale of the Securities, and the Agreement has been duly executed and delivered by the Company; as of the time of the Closing, the Securities, when issued and delivered to the Representative as contemplated thereby, will be duly authorized and validly issued, fully paid and non-assessable, and free and clear of any pledge, lien, charge, encumbrance, security interest, preemptive right or other claim; all approvals or other actions by, or filings with, any governmental authority required in connection with the execution, delivery or performance by the Company of the Agreement and the issuance and sale of the Securities as contemplated thereby have heretofore been obtained or taken other than (i) in connection with any Prospectus Supplement and any Pricing Supplement to be filed or transmitted for filing under the Act on or after the date hereof, (ii) the required approvals, if any, by the Florida Public Service Commission, the Public Service Commission of the State of Maryland, the Board of Public Utilities of the State of New Jersey, the Public Service Commission of the State of New York (the "NYPSC"), the Utilities Commission of the State of North Carolina and the Utility Commission of the Commonwealth of Pennsylvania (collectively, the "Utility Commissions"), and (iii) the necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Purchasers; the Company has filed the required applications, if any, for such required approvals by the Public Utility Commissions (other than any filing for approval which may be required from the NYPSC after the execution of the Agreement with respect to (i) the terms of the Agreement, (ii) the terms of the Securities and the sale thereof, (iii) the terms of the initial public offering of the Securities and (iv) any other similar or related matters) and, as to each such application, the Company has no reason to believe that the approval of such application will not be received by the Company; neither the making of nor the performance by the Company under the Agreement will conflict with or violate any statutory or constitutional provision or the Company's Articles of Incorporation or By-Laws or any indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties may be bound or any regulation, court order or consent decree to which the Company or any of its subsidiaries is subject other than those conflicts or violations which would not have a material adverse affect on the general affairs or the financial position or the net assets



   of the Company and its subsidiaries taken as a whole; the Company has duly authorized the taking of any and all other actions necessary to carry out and give effect to the transactions contemplated to be performed on its part by the Registration Statement, the Prospectus and the Agreement; and the Company is not in material default under any obligation for borrowed money.

             (c) (i) Each part of the Registration Statement, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, when it became effective, complied, and the Prospectus as of the date hereof complies, and the Prospectus, when it will first be used to confirm sales of the Securities and at the Closing Date, will comply in all material respects with the Act and the applicable rules and regulations of the SEC thereunder, (iii) each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the rules and regulations of the SEC thereunder and (iv) the Prospectus as of the date hereof does not contain and the Prospectus, when it will first be used to confirm sales of the Securities and at the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations set forth in this paragraph (c) do not apply to any statements or omissions in the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by, or on behalf of, any Purchaser expressly for use in the Registration Statement or the Prospectus.

             (d) The documents incorporated by reference in the Prospectus, when they were filed with the SEC, complied as to form in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC thereunder; and any further documents so filed and incorporated by reference, when they are filed with the SEC will comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations of the SEC thereunder.

             (e) There has been no material adverse change in the business, properties or financial condition of the Company and its subsidiaries taken as a whole from that shown in the Registration Statement or the Prospectus.

             (f) Except as disclosed in the Registration Statement or the Prospectus, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the knowledge of the Company, threatened against the Company (or, to the knowledge of the Company, any meritorious basis therefor) wherein an unfavorable decision, ruling or finding would have a material adverse effect on the transactions contemplated by the Agreement, the Registration Statement and the Prospectus, the validity or enforceability of the Agreement, the corporate existence or powers of the Company, the financial condition of the Company and its subsidiaries taken as a whole, or the operation by the Company or its subsidiaries of its properties.




             (g) The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of the Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the capital stock of the Company, including the Securities, conforms to the description thereof contained in the Registration Statement and the Prospectus, and the certificates representing the Securities are in due and proper form and the holders of the Securities will not be subject to personal liability by reason of being such holders.

             7. Purchasers' Representations. Each Purchaser makes the following representations to the Company, all of which representations shall survive the issuance and delivery of the Securities:

             (a) The written information furnished to the Company by, or on behalf of, each Purchaser for use in the Prospectus is correct as to such Purchaser. Each Purchaser, in addition to other written information furnished to the Company for use in the Prospectus, herewith furnishes to the Company, through the Representative, for use in the Prospectus, the written information with regard to the public offering, if any, of the Securities by such Purchaser and warrants and represents that such written information is correct as to such Purchaser.

             (b) Each Purchaser may lawfully purchase from the Company the Securities that it has agreed to purchase pursuant to the Agreement.

             8. Covenants of the Company. The Company hereby covenants and agrees that it shall:

             (a) As soon as reasonably practicable after the Company is advised thereof, advise the Representative and confirm the advice in writing of any request made by the SEC for amendments to the Registration Statement or the Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the SEC, to make every reasonable effort to obtain the lifting or removal thereof.

             (b) Deliver to the Purchasers, without charge, as soon as reasonably practicable and from time to time thereafter during such period of time (not exceeding nine months) after the effective date of the Agreement as the Purchasers are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Securities) as the Representative may reasonably request; and in case any Purchaser is required to deliver a prospectus after the expiration of nine months after the effective date of the Agreement, to furnish to the Representative as soon as reasonably practicable, upon request by the Representative, at the expense of such Purchaser, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

             (c) Furnish to the Representative a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement as initially filed with the SEC and of all amendments thereto, other than amendments relating solely to securities other than the



   Securities, and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits thereto) or of a composite of the Registration Statement giving effect to all amendments thereto (exclusive of exhibits thereto), other than amendments relating solely to securities other than the Securities, for distribution of one copy thereof to each of the other Purchasers.

             (d) As soon as reasonably practicable, to make generally available to its security holders and the Representative an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the rules and regulations of the SEC promulgated under the Act.

             (e) Use its reasonable best efforts to qualify the Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Representative may designate within six months after the date hereof and itself to pay, or to reimburse the Purchasers and their counsel for, reasonable filing fees and actual out-of-pocket expenses in connection therewith in an amount not exceeding $5,000 in the aggregate (including filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

             (f) For such period of time (not exceeding nine months) after the effective date of the Agreement as the Purchasers are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith prepare and furnish, at its own expense, to the Purchasers and to dealers (whose names and addresses are furnished to the Company by the Representative) to whom Securities may have been sold by the Purchasers and, upon request, to any other dealers making such request at such dealers' expense, copies of such amendments to the Prospectus or supplemental information.

             (g) Pay the costs of preparing and reproducing or printing and distributing the Agreement, the certificates representing the Securities, the Registration Statement, the Prospectus (including the cost, if any, of amending or supplementing and distributing the Registration Statement and the Prospectus pursuant hereto) and the Blue Sky Memorandum; the fees and disbursements of accountants for the Company; and the costs (including counsel fees not to exceed $5,000) of qualifying the Securities for sale under the Blue Sky or other securities laws of certain jurisdictions of the United States of America, of preparing the Blue Sky Memorandum as set forth in Section 8(e) hereof and the filing for review of the public offering of the Securities by the National Association of Securities Dealers, Inc.; provided, however, if the Purchasers shall not take up and pay for the Securities due to the failure of the Company to comply with any of the conditions specified in Section 9 hereof, or if the Agreement shall be terminated in accordance with the provisions of Section 12 hereof, the Company agrees to pay the reasonable fees and actual out-of-pocket expenses of Winthrop, Stimson, Putnam & Roberts, as counsel to the Purchasers. If the Securities are not delivered for any reason other than the termination of the Agreement pursuant to Section 12 hereof or the default by one or more of the Purchasers in its or their respective




   obligations hereunder, the Company shall reimburse the Purchasers for all of their actual out-of-pocket expenses.

             (h) For a period of one hundred and twenty days from the date hereof, not to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exercisable for or exchangeable into Common Stock or permit the registration under the Act of any shares of Common Stock, except for (i) the registration of the Securities and the sales thereof to the Purchasers pursuant to the Agreement, (ii) the issuance of shares of Common Stock upon conversion of currently outstanding convertible securities or upon the exercise of stock options and other rights granted under employee benefit plans outstanding on the date hereof, (iii) sales to existing shareholders or to residents in the states in which the Company operates under plans outstanding on the date hereof and (iv) sales or grants to employees of the Company or any of its subsidiaries under plans outstanding on the date hereof, without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

             9. Conditions of Purchasers' Obligation. The obligation of the Purchasers to purchase the Securities is subject to fulfillment of the following conditions at or before the Closing:

             (a) The Company's representations contained herein shall be true in all material respects on the date hereof and such representations shall be true in all material respects on and as of the Closing Date.

             (b) The Company shall have performed, in all material respects, such of its obligations under the Agreement that are to be performed at or before the Closing.

             (c) The Securities to be sold by the Company at the Closing shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

             (d) At or prior to the Closing, the Representative shall have received:

                  (i) opinions of counsel for the Company, dated the Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibits A-1 through A-7 attached hereto;

                  (ii) a letter, dated the Closing Date and addressed to the Representative, from the independent public accountants of the Company substantially to the effect set forth in Exhibit B attached hereto;

                  (iii) an opinion of counsel to the Purchasers, dated the Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibit C attached hereto;

                  (iv) a copy of the Registration Statement and the Prospectus and the documents incorporated therein by reference, if requested, which shall include the consolidated financial



        statements of the Company and a report thereon executed by the Company's independent public accountants;

                  (v) a certificate, dated the Closing Date, of the Chairman of the Board, the President, any Vice President or the Treasurer of the Company, reasonably satisfactory to the Representative, certifying that

                  (1) as of the Closing Date, the Company's representations under the Agreement are true in all material respects and that the Company has performed in all material respects such of its obligations under the Agreement that are to be performed at or before the Closing;

                  (2) between the time of the execution of the Agreement and the Closing Date, there has been no materially adverse change in the general affairs or in the financial position or net assets of the Company and its subsidiaries, taken as a whole, from that shown in the Registration Statement or the Prospectus, other than changes disclosed by or contemplated in the Registration Statement or the Prospectus or changes arising in the ordinary course of the Company's business;

                  (3) as of the Closing Date, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings for that purpose shall have been instituted or threatened under Sections 8(d) or 8(e) of the Act by the SEC; and

                  (4) attaching true and complete copies of each order required from the Utility Commissions in connection with the issuance of the Securities; and

                  (vi) such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Date as the Representative or the Representative's counsel may reasonably request.

             (e) The Registration Statement shall have become effective on or before the date of the Agreement and shall be effective on the Closing Date. The Prospectus shall have been filed with the SEC pursuant to Rule 424 under the Act on or before the date required for such filing pursuant to such Rule.

             (f) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings for that purpose shall have been instituted or threatened under Sections 8(d) or 8(e) of the Act by the SEC.

             (g) Between the time of the execution of the Agreement and the Closing Date, no materially adverse change in the general affairs or in the financial position or net assets of the Company and its subsidiaries, taken as a whole, from that shown in the Registration Statement or the Prospectus has occurred, other than changes disclosed by or contemplated in the Registration Statement or the Prospectus.





             10. Conditions of the Company's Obligation. The obligation of the Company to sell and deliver the Securities is subject to the fulfillment of the following conditions at the time of the Closing:

             (a) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings for that purpose shall have been instituted or threatened under Sections 8(d) or 8(e) of the Act by the SEC.

             (b) Concurrently with or prior to the delivery of the Securities to you, the Company shall receive the full purchase price to be paid for such Securities less the amount of any good faith deposit held by the Company with respect to any non-defaulting Purchasers.

             (c) There shall be in full force and effect authorizations of each of the Utility Commissions that are required with respect to the participation of the Company in the transactions contemplated herein and in the Registration Statement or the Prospectus, and none of such authorizations shall contain a provision unacceptable to the Company, it being agreed that all such authorizations existing on the date of the Agreement do not contain any such unacceptable provisions other than any provision that the Company has informed the Representative, on or prior to the date hereof, is unacceptable to the Company.

             (d) The Purchasers' representations hereunder shall be true in all material respects on the date hereof, and such representations shall be true in all material respects on and as of the Closing Date.

             In case any of the conditions specified in this Section 10 shall not have been fulfilled, the Agreement and the Company's obligation to participate in the transactions contemplated herein may be terminated by the Company upon mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 11 hereof.

             11. Indemnity by the Company and the Purchasers. (a) The Company agrees to indemnify, defend and hold harmless each Purchaser and any person who controls any Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including, without limitation, the reasonable cost of investigation) which, jointly or severally, such Purchaser or such controlling person may incur under the Act, the Exchange Act or otherwise insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing to the Company by, or on behalf of, any Purchaser expressly for use with reference to such Purchaser in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information necessary to make such information not



   misleading, provided, however, that the indemnity agreement contained in this Section 11(a) with respect to the Registration Statement or the Prospectus shall not inure to the benefit of any Purchaser (or to the benefit of any person controlling such Purchaser) from whom the person asserting any such loss, expense, liability or claim purchased the Securities which are the subject thereof if the Prospectus or any amended Prospectus corrected any such alleged untrue statement or omission and if such Purchaser failed to send or give a copy of the Prospectus or any amended Prospectus, as the case may be, to such person at or prior to the written confirmation of the sale of such Securities to such person.

             If any action is brought against a Purchaser or a controlling person of a Purchaser in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Purchaser or such controlling person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including, without limitation, the employment of counsel (which counsel shall be reasonably satisfactory to such person or entity, as the case may be) and payment of reasonable expenses related thereto. Such Purchaser and such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Purchaser or such controlling person, as the case may be, unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Company (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld.

             (b) Each Purchaser severally agrees to indemnify, defend and hold harmless the Company, each of its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including, without limitation, the reasonable cost of investigation) which, jointly or severally, the Company or any such director, officer or controlling person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing to the Company by, or on behalf of, such Purchaser expressly for use with reference to such Purchaser in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such written information necessary to make such written information, in the light of the circumstances under which such written information is used, not misleading.



             If any action is brought against the Company or any director, officer or controlling person of the Company in respect of which indemnity may be sought against any Purchaser pursuant to the foregoing paragraph, the Company or any such director, officer or controlling person shall promptly notify such Purchaser in writing of the institution of such action and such Purchaser shall assume the defense of such action, including, without limitation, the employment of counsel (which counsel shall be reasonably satisfactory to such person or entity, as the case may
   be) and payment of reasonable expenses related thereto. The Company and such director, officer and controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person, as the case may be, unless the employment of such counsel shall have been authorized in writing by such Purchaser in connection with the defense of such action or such Purchaser shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to such Purchaser (in which case such Purchaser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by such Purchaser (it being understood, however, that such Purchaser shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Purchaser shall be liable for any settlement of any claim or action effected without the written consent of such Purchaser, which consent shall not be unreasonably withheld.

             (c) If the indemnification provided in this Section 11 is unavailable to an indemnified party under paragraphs (a) and (b) of this
   Section 11 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Purchasers on the other in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers. The relative fault of the Company on the one hand and of the Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses,



   liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

             (d) The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) of this Section 11. Notwithstanding the provisions of this
   Section 11, no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

             (e) The indemnity and contribution agreements contained in this Section 11 and the covenants and representations of the Company and the Purchasers contained in the Agreement shall remain in full force and effect regardless of any investigation made by, or on behalf of, any Purchaser, or any person who controls any Purchaser within the meaning of
   Section 15 of the Act, or by, or on behalf of, the Company, each of its directors, officers or any person who controls the Company within the meaning of Section 15 of the Act, and shall survive any termination of the Agreement or the issuance and delivery of the Securities. The Company and each Purchaser agree promptly to notify the others of the commencement of any litigation or proceeding against it or any person who controls it within the meaning of Section 15 of the Act and, in the case of the Company, against any of its officers and directors, in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Prospectus or any amendment or supplement thereto.

             12. Events Permitting Termination. The Representative may terminate the Purchasers' obligations to purchase the Securities at any time before the Closing if any of the following occurs:

             (a) trading in securities listed on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation system ("NASDAQ") shall have been generally suspended, or trading in Company securities on any exchange or NASDAQ on which such securities are traded shall have been suspended, or minimum prices shall have been generally established on the New York Stock Exchange, the American Stock Exchange or NASDAQ, or a general banking moratorium shall have been declared either by the United States of America or New York State authorities, or the United States of America shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States of America as, in the reasonable judgment of the Representative, to make it impracticable to market the Securities; or




             (b) any event or condition which, in the reasonable judgment of the Representative, renders untrue or incorrect, in any material respect as of the time to which the same purports to relate, the information, including, without limitation, the financial statements, contained or incorporated by reference in the Registration Statement or the Prospectus, or which requires that information not reflected in such Registration Statement or the Prospectus should be reflected therein in order to make the statements and information contained therein not misleading in any material respect as of such time.

             If the Representative elects to terminate the Agreement as provided in this Section 12, the Company shall be notified promptly in writing by letter or telegram.

             If the sale to the Purchasers of the Securities, as contemplated by the Agreement, is not consummated by the Purchasers for any reason permitted under the Agreement or if such sale is not consummated because the Company shall be unable to comply with any of the terms of the Agreement, the Company shall not be under any obligation or liability under the Agreement (except to the extent provided in Section 8(g) and Section 11 hereof), and the Purchasers shall be under no obligation or liability to the Company under the Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

             13. Default by One or More Purchasers. If one or more of the Purchasers defaults, the remaining Purchasers, if any, are obligated to take up and pay for at the Closing additional Securities not exceeding 10% of their respective participations. Should the total aggregate participation of the defaulting Purchaser or Purchasers exceed 9.09% of the number of shares of the Securities to be purchased as set forth on Schedule A attached to the Bid, (a) the Representative shall use its best efforts to arrange for a substitute Purchaser or Purchasers within 24 hours of notice from the Company of such default, to purchase all, but not less than all, of the total participation of the defaulting Purchaser or Purchasers upon the terms set forth in the Agreement, and (b) if the Representative shall fail to arrange for such a substitute Purchaser or Purchasers within such 24-hour period, the Company shall be entitled to an additional 24-hour period within which to arrange for a substitute Purchaser or Purchasers, to purchase all, but not less than all, of the total participation of the defaulting Purchaser or Purchasers upon the terms set forth in the Agreement. In either event, the Representative or the Company shall have the right to postpone the Closing for a period not to exceed five full business days from the date determined as provided in
   Section 3 hereof, in order that the necessary changes in the Registration Statement and the Prospectus and any other documents and arrangements may be effected. If the Representative and the Company shall fail to procure a substitute Purchaser or Purchasers, as above provided, to purchase or agree to purchase all, but not less than all, of the total participation of the defaulting Purchaser or Purchasers, then the Agreement shall terminate. In the event of any such termination, the Company shall not be liable to any non-defaulting Purchaser, nor shall any non-defaulting Purchaser be liable to the Company; provided, however, that each defaulting Purchaser shall not be released from its liability to the Company for damages occasioned by such default under the Agreement.

             The term Purchaser as used in the Agreement shall refer to and include any purchaser substituted under this Section 13 with like effect




   as if such substituted purchaser had originally been named in Schedule A attached to the Bid.

             14. Parties at Interest. The agreement herein set forth has been and is made solely for the benefit of the Purchasers, the Company and the controlling persons, directors and officers referred to in Section 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association, corporation or other entity (including, without limitation, a purchaser, as such purchaser, from one or more of the Purchasers) shall acquire or have any right under or by virtue of the Agreement.

             15. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Purchasers , shall be sufficient in all respects if delivered or sent to the Representative at the address set forth in the Bid attached hereto and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 550 Route 202-206, P.O. Box 760, Bedminster, New Jersey 07921-0760,
   Attention:  Corporate Secretary.

             16. Construction. The Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any conflict of law provisions thereof. The section headings in the Agreement have been inserted as a matter of convenience of reference and are not a part of the Agreement.

             17. Time is of Essence. Time shall be of the essence with respect to the Agreement.












                                                                  EXHIBIT A-1

                    [Letterhead of Mary Patricia Keefe, Esq.
                    Group Vice President and General Counsel
                           Elizabethtown Gas Company]

                                           [the Closing Date]

                             (Points to be covered)

             1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey and is duly qualified to do business in the States of Florida, Maryland, New York and North Carolina and the Commonwealth of Pennsylvania; the Company has full power and authority to transact the business in which it is engaged, to own and operate the properties used by it in such business, to undertake the transactions contemplated by the Registration Statement, to execute and deliver the Agreement, to issue and sell the Securities as herein contemplated and to perform its obligations thereunder; the conduct of the Company's business does not make the qualification or licensing of the Company as a foreign corporation necessary in any other state or jurisdiction where failure so to qualify would adversely affect the transactions contemplated by the Agreement or the Registration Statement or have a material adverse effect on the financial condition of the Company; and the Company has the franchises requisite to its business except for such franchises which would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

             2. The Securities, when issued and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will be duly and validly authorized and issued and will be fully paid and non-assessable, and will be free of statutory and contractual preemptive rights.

             3. The Agreement has been duly authorized, executed and delivered by the Company.

             4. The making of and the performance by the Company under the Agreement and the carrying out by the Company of the terms thereof do not violate or conflict with any statutory or constitutional provision applicable to the Company or any provision of the Company's Articles of Incorporation or By-Laws or any indenture, mortgage, deed of trust, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties may be bound or any regulation, court order or consent decree to which the Company or any of its subsidiaries is subject other than those conflicts or violations which would not have a material adverse effect on the general affairs or the financial position or the net assets of the Company and its subsidiaries taken as a whole.

             5. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to my knowledge, threatened against the Company (or, to my knowledge, any meritorious basis therefor) wherein an unfavorable decision, ruling or finding would have a material adverse effect on the transactions contemplated by the Agreement and the Registration Statement, the validity of the Securities or the Agreement or the enforceability of

                                      A-1-1


   the Agreement, the corporate existence or powers of the Company, the business, properties or financial condition of the Company and its subsidiaries taken as a whole or the operation by the Company or its subsidiaries of its properties.

             6. The Board of Public Utilities of the State of New Jersey has issued appropriate orders with respect to the execution, delivery and performance by the Company of the Agreement and the issuance and sale of the Securities, and no other regulatory approval or consent is required to be obtained, nor is any filing with any governmental entity required to be made under the laws of the State of New Jersey or under federal law by the Company in connection with the execution, delivery and performance of the Agreement, the issuance and sale of the Securities or the consummation of the transactions contemplated thereby; provided, however, that I express no opinion with respect to the necessity for any (i) action under the laws of the States of Florida, Maryland, New York or North Carolina or the Commonwealth of Pennsylvania, as to which matters the Purchasers are relying upon the opinions, each dated the date hereof and addressed to you, as the Representative, of McWhirter, Reeves, McGlothlin, Davidson & Bakas; Piper & Marbury; Cullen & Dykman; Brooks, Pierce, McLendon, Humphrey & Leonard; and Malatesta, Hawke & McKeon, respectively (or in the case of any of the foregoing counsel, other counsel reasonably acceptable to you, as the Representative), and (ii) qualification or other action under the Blue Sky or securities laws of any jurisdiction.

             7. The documents incorporated by reference in the Registration Statement, when they were filed with the SEC, complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the rules and regulations of the SEC thereunder.

             8. The Registration Statement has become effective under the Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened under Sections 8(d) or 8(e) of the Act by the SEC.

             9. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock, including the Common Stock, of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable, and free of statutory and contractual preemptive rights; the certificates representing the Securities are in due and proper form; and the holders of the Securities will not be subject to personal liability by reason of being such holders.

             Insofar as my opinion involves matters of Florida, Maryland, New York, North Carolina and Pennsylvania law, I have relied, with your approval, upon the opinions of McWhirter, Reeves, McGlothlin, Davidson & Bakas; Piper & Marbury; Cullen & Dykman; Brooks, Pierce, McLendon, Humphrey & Leonard; and Malatesta, Hawke & McKeon, respectively (or in the case of any of the foregoing counsel, other counsel reasonably acceptable to the Purchasers), each such opinion dated the date hereof and addressed to you, as the Representative, and, as to factual matters, on certificates of public officials and officers of the Company. I believe that the Purchasers and I are justified in relying on such opinions and certificates to the extent they relate to such matters.



                                      A-1-2


             In addition, I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Representative, representatives of Kaye, Scholer, Fierman, Hays & Handler, special counsel for the Company, and representatives of Winthrop, Stimson, Putnam & Roberts at which the contents of the Registration Statement and the Prospectus were discussed and, although I am not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to my attention to make me believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the time the Prospectus was filed with the SEC pursuant to Rule 424 and at the date hereof, the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I am expressing no opinion with respect to the financial statements and schedules and other financial, engineering and statistical data included or incorporated by reference in the Registration Statement or the Prospectus).

             This opinion shall be governed by, and interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).









                                      A-1-3


                                                                  EXHIBIT A-2

    [Letterhead of McWhirter, Reeves, McGlothlin, Davidson & Bakas or other
            Florida Counsel reasonably acceptable to the Purchasers]



                                                [the Closing Date]


   The Purchasers
            Listed in Schedule A to the accepted
            Bid, dated                ,     , and
            the attached Terms of Purchase (the
            "Terms of Purchase") (collectively,
            the "Agreement") relating to the
            Securities referred to below

          Mary Patricia Keefe, Esq.
          Vice President and General Counsel
          Elizabethtown Gas Company
          One Elizabethtown Plaza
          Union, New Jersey 07083

          Kaye, Scholer, Fierman, Hays & Handler
          425 Park Avenue
          New York, New York 10022

          Winthrop, Stimson, Putnam & Roberts
          One Battery Park Plaza
          New York, New York 10004


               Re:  $______ ,____________
                      of NUI Corporation


                    We have acted as local counsel to NUI Corporation, a New Jersey corporation (the "Company"), in connection with the sale on the date hereof of $________ aggregate principal amount of the Company's _________________ , to the Purchasers named in Schedule A to the Agreement.

                    In such capacity, we have examined originals or copies, identified to our satisfaction, of the Agreement, the Securities (as defined in the Agreement), the Indenture (as defined in the Agreement) and such other documents and instruments as we have deemed necessary or appropriate. We have also examined such certificates, documents and records of officers of the Company and public officials as we have deemed necessary in connection with the opinions hereinafter set forth.

                    Based upon the foregoing, we are of the opinion that:

                    1. The Company is duly qualified to do business in the State of Florida and has full power and authority under the laws of the State of Florida to transact the business in which it


                                      A-2-1


          is engaged in the State of Florida and to own and operate the properties used by it in such business.

                    2. The Florida Public Service Commission has issued appropriate orders with respect to authorizing the execution, delivery and performance by the Company of the Agreement and the issuance and sale of the Securities and no other approval or consent is required to be obtained, nor is any filing with any governmental authority required to be made, by the Company under the laws of the State of Florida in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby or the issuance and sale of the Securities; provided, however, that we express no opinion with respect to the necessity for any qualification or other action under the Blue Sky or securities laws of any jurisdiction of the United States of America.

                    The reference to filings required by governmental authorities or approvals and consents does not encompass informational, post-closing "consummation reports" routinely submitted to the Florida Public Service Commission after it has provided the requisite authority for the transaction.

                    We express no opinion regarding any law other than the laws of the State of Florida.


                                                  Very truly yours,































                                      A-2-2


                                                                EXHIBIT A-3

               [Letterhead of Piper & Marbury or other Maryland Counsel
                       reasonably acceptable to the Purchasers]

                                                       [the Closing Date]

                                (Points to be covered)

                    1. The Company is duly qualified to do business in the State of Maryland and has full power and authority under the laws of the State of Maryland to transact the business in which it is engaged in the State of Maryland and to own and operate the properties used by it in such business.

                    2. No approval or consent is required to be obtained, nor is any filing with any governmental authority required to be made, by the Company under the laws of the State of Maryland in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby or the issuance and sale of the Securities; provided, however, that we express no opinion with respect to the necessity for any qualification or other action under the Blue Sky or securities laws of any jurisdiction.



































                                        A-3-1


                                                                EXHIBIT A-4

               [Letterhead of Cullen & Dykman or other New York Counsel
                       reasonably acceptable to the Purchasers]

                                                       [the Closing Date]

                                (Points to be covered)

                    1. The Company is duly qualified to do business in the State of New York and has full power and authority under the laws of the State of New York to transact the business in which it is engaged in the State of New York and to own and operate the properties used by it in such business.

                    2. The Public Service Commission of the State of New York has issued appropriate orders with respect to the execution, delivery and performance by the Company of the Agreement and the issuance and sale of Securities, and no other approval or consent is required to be obtained, nor is any filing with any governmental authority required to be made, by the Company under the laws of the State of New York in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby or the issuance and sale of the Securities; provided, however,that we express no opinion with respect to the necessity for any qualification or other action under the Blue Sky or securities laws of any jurisdiction.































                                        A-4-1


                                                                EXHIBIT A-5

            [Letterhead of Brooks, Pierre, McLendon, Humphrey & Leonard or other
            North Carolina Counsel reasonably acceptable to the Purchaser]

                                                       [the Closing Date]

                                (Points to be covered)

                    1. The Company is duly qualified to do business in the State of North Carolina and has full corporate and regulatory power and authority under the laws of the State of North Carolina to transact the business in which it is engaged in the State of North Carolina and to own and operate the properties used by it in such business.

                    2. No approval or consent is required to be obtained, nor is any filing with any governmental authority required to be made, by the Company under the laws of the State of North Carolina in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby or the issuance and sale of the Securities; provided, however, that we express no opinion with respect to the necessity for any qualification or other action under the Blue Sky or securities laws of any jurisdiction.



























                                        A-5-1


                                                                EXHIBIT A-6

            [Letterhead of Malatesta, Hawke, McKeon or other Pennsylvania
                   Counsel reasonably acceptable to the Purchasers]

                                                       [the Closing Date]

                                (Points to be covered)

                    1. The Company is duly qualified to do business in the Commonwealth of Pennsylvania and has full power and authority under the laws of the Commonwealth of Pennsylvania to transact the business in which it is engaged in the Commonwealth of Pennsylvania and to own and operate the properties used by it in such business.

                    2. The Public Utility Commission of the Commonwealth of Pennsylvania has issued the appropriate Secretarial Letter with respect to the execution, delivery and performance by the Company of the Agreement and the issuance and sale of the Securities, and no other approval or consent is required to be obtained, nor is any filing with any governmental authority required to be made, by the Company under the laws of the Commonwealth of Pennsylvania in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby or the issuance and sale of the Securities; provided, however, that we express no opinion with respect to the necessity for any qualification or other action under the Blue Sky or securities laws of any jurisdiction.














                                        A-6-1

                                                                EXHIBIT A-7

                        [Letterhead of Kaye, Scholer, Fierman,
                                   Hays & Handler]

                                                       [the Closing Date]

                                (Points to be covered)

                    1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey; the Company has full corporate power and authority to transact the business in which it is engaged, to own and operate the properties used by it in such business, to undertake the transactions contemplated by the Registration Statement, to execute and deliver the Agreement, to issue, sell and deliver the Securities as herein contemplated and to perform its obligations thereunder.

                    2. The Agreement has been duly authorized, executed and delivered by the Company.

                    3. The Securities, when issued and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will be duly and validly authorized and issued and will be fully paid and non-assessable, and will be free of statutory preemptive rights.

                    4. The making of and the performance by the Company under the Agreement and the carrying out by the Company of the terms thereof do not violate or conflict with any statutory or constitutional provision applicable to the Company or any provision of the Company's Articles of Incorporation or By-Laws or any indenture, mortgage, deed of trust, agreement or other instrument filed as an exhibit to the Registration Statement.

                    5. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus and the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the caption "Description of Capital Stock."

                    6. The Registration Statement, when it became effective, and the Prospectus, when it was filed with, or transmitted for filing to, the SEC pursuant to Rule 424, each appeared on its face to be responsive in all material respects to the applicable requirements of the Act and the rules and regulations promulgated thereunder by the SEC (except as to the financial statements and schedules and other financial, engineering and statistical data contained in the Registration Statement, the Prospectus or documents incorporated in the Prospectus, as to which we express no opinion).

                    7. The Registration Statement has become effective under the Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose


                                        A-7-1


          have been instituted or threatened under Sections 8(d) or 8(e) of the Act by the SEC.

                    Insofar as our opinion involves matters of New Jersey law, we have relied, with your approval, upon the opinion of Mary Patricia Keefe, Esq., Group Vice President and General Counsel of Elizabethtown Gas Company, a Division of the Company ("EGC"), dated the date hereof and addressed to you, as the Representative, and, as to factual matters, on certificates of public officials and officers of the Company. We believe that the Purchasers and we are justified in relying on such opinion and certificates to the extent they relate to such matters.

                     In addition, we have participated in conferences with officers and other representatives of the Company, representatives of Winthrop, Stimson, Putnam & Roberts, representatives of the independent public accountants of the Company, representatives of the Representative, and Mary Patricia Keefe, Esq., Group Vice President and General Counsel of EGC, at which the contents of the Registration Statement and the Prospectus were discussed and, although in rendering the opinion expressed in paragraph 6 above and the other opinions expressed in this opinion letter, we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in paragraph 5 above), on the basis of the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the time the Prospectus was filed with the SEC pursuant to Rule 424 and at the date hereof, the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules and other financial, engineering and statistical data included or incorporated by reference in the Registration Statement or the Prospectus).

                    This opinion shall be governed by, and interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                             Very truly yours,











                                        A-7-2


                                                                  EXHIBIT B


                        Matters to be set forth in letter from
                    Independent Public Accountants for the Company


                    The letter will state in effect that (I) with respect to the Company they are independent public accountants within the meaning of the Act, (II) in their opinion, the audited consolidated financial statements included in the Company's 10-K Report for the most recent fiscal year-end (the "10-K Report") and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934, (the "Exchange Act") and the published rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder with respect to annual reports on Form 10-K, (III) they consent to the incorporation by reference in the Registration Statement of their report, dated __________ __, ____, appearing in the 10-K Report and to the reference to them under the caption "Experts" in the Registration Statement, (IV) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of: (A) reading of the minutes of the Board of Directors of the Company and its subsidiaries subsequent to the most recent fiscal year-end, as set forth in the minute books to a specified date not more than five business days prior to the Closing, (B) reading the unaudited condensed consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Registration Statement and (C) making inquiries of officials of the Company and its subsidiaries who have responsibility for financial and accounting matters, nothing has come to their attention that caused them to believe that (a) the unaudited condensed consolidated financial statements incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the SEC thereunder with respect to reports on Form 10-Q or are not presented fairly in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the most recent audited consolidated financial statements incorporated by reference in the Registration Statement, (b) at a specified date not more than five business days prior to the date of this letter there was any change in capital stock, short-term debt or long-term debt or any decrease in the net assets of the Company and its subsidiaries consolidated as compared with the corresponding amounts shown in the most recent unaudited consolidated balance sheet incorporated by reference in the Registration Statement, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, and except for such other changes or decreases as the Purchasers shall, in their sole discretion, accept, or (c) for the period from __________ __, ____ , through a specified date not more than five business days prior to the date of this letter there were any decreases in total consolidated operating revenues or net income, as compared with the corresponding period in the preceding year, except in all



          instances for changes or decreases which the Registration Statement discloses have occurred or may occur, and except for such other changes or decreases as the Purchasers shall, in their sole discretion, accept, and (V) they have performed specified procedures set forth in detail in such letter in connection with certain data set forth or incorporated by reference in the Registration Statement, as reasonably requested by the Purchasers and which are expressed in dollars or percentages derived from dollar amounts, and have found such data to be in agreement with the general accounting records of the Company.
                                  B-1

                                                                  EXHIBIT C

                 [Letterhead of Winthrop, Stimson, Putnam & Roberts]

                                                  [date of the Closing]


          The Purchasers
            Listed in Schedule A to the
            accepted Bid dated            ,
            , and the attached Terms of
            Purchase (the "Terms of Purchase")
            (collectively, the "Agreement")
            relating to the Securities referred
            to below

               Re:  $ _______, ______________
                    of NUI Corporation


          Gentlemen:

               We have acted as counsel to the Purchasers in connection with the issuance and sale of the above-captioned securities (the "Securities") pursuant to the Agreement by and among NUI Corporation (the "Company") and the purchasers named in Schedule A thereto (the "Purchasers"). All terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Agreement.

               In connection therewith we have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents delivered at the Closing as listed in the Closing Memorandum of even date herewith. We have also reviewed and are relying upon, and in our opinion, you are justified in relying upon, the opinions delivered to you today pursuant to the provisions of the Agreement by Mary Patricia Keefe, Esq., Vice President and General Counsel of Elizabethtown Gas Company, a Division of the Company, and local counsel. We have also reviewed, and in our opinion, you are justified in relying upon, the opinion delivered to you today pursuant to the provisions of the Agreement by Kaye, Scholer, Fierman, Hays & Handler, Special Counsel for the Company.

               Based upon the foregoing, we are of the opinion that:

               (1) The Registration Statement has become effective under the Act, and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened under Sections 8(d) or 8(e) of the Act by the SEC.

               (2) The descriptions and summaries of the Common Stock contained in the Registration Statement and the Prospectus under the caption "Description of Capital Stock" are accurate and fairly present the information purported to be shown with respect thereto.



               (3) The Agreement has been duly authorized, executed and delivered by the Company.

               (4) The Securities, when issued and delivered to and paid for by the Purchasers in accordance with the terms of the Agreement, will be duly and validly authorized and issued and will be fully paid and non-assessable, and will be free of statutory preemptive rights.

               (5) The Registration Statement, at the time it became effective, and the Prospectus, at the time it was filed with, or transmitted for filing to, the SEC pursuant to Rule 424 (except in each case as to the financial statements and schedules and other financial, engineering and statistical data contained therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the SEC thereunder.

               In passing upon the forms of the Registration Statement and the Prospectus, we necessarily assume the correctness and completeness of the statements made and information included therein by the Company and take no responsibility therefor, except as set forth in paragraph 2 above and except insofar as such statements and information relate to us. In the course of the preparation of the Registration Statement and the Prospectus, we have had conferences with certain of the officers and employees of the Company, with Kaye, Scholer, Fierman, Hays & Handler, special counsel for the Company, with the independent public accountants for the Company, with the Representative and with Mary Patricia Keefe, Esq., Group Vice President and General Counsel of EGC, and we reviewed the documents listed in the Registration Statement as being incorporated therein by reference. Our examination of the Registration Statement, our discussions in the above-mentioned conferences and our review did not disclose to us any information, and nothing has come to our attention, which would lead us to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, at the time the Prospectus was filed with the SEC pursuant to Rule 424 and at the date hereof, the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules and other financial, engineering and statistical data included or incorporated by reference in the Registration Statement or the Prospectus).

               Insofar as our opinion involves matters of New Jersey law, we have relied, with your approval, upon the opinion of Mary Patricia Keefe, Esq., Group Vice President and General Counsel of EGC, dated the date hereof and addressed to you, as the Representative, and, as to factual matters, on certificates of public officials and officers of the Company. We believe that




          the Purchasers and we are justified in relying on such opinion and certificates to the extent they relate to such matters.

               This opinion is given to you solely for your use in connection with the Agreement and the transactions contemplated thereunder and may not be relied upon by any other person or for any other purpose.

                                             Very truly yours,


























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